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                                                      EXHIBIT 5




                                March 2, 1998



MBNA Corporation
1100 North King Street
Wilmington, Delaware 19884

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1993 (the "Act") of $2,250,000,000 aggregate initial offering price of debt securities (the "Debt Securities"), preferred stock, par value $.01 per share ("Preferred Stock"), which may be issued in the form of depository shares ("Depository Shares") evidenced by depository receipts ("Depository Receipts"), common stock, par value $.01 per share ("Common Stock"), warrants to purchase Debt Securities, Preferred Stock, Depository Shares or Common Stock, or any combination of the foregoing ("Warrants"), stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock and stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract, of MBNA Corporation, a Maryland corporation (the "Company"), I, as General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for purposes of this opinion. Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof (the "Registration Statement").

I am admitted to the Bar of the State of Maryland and express no opinion as to the law of any jurisdiction other than the laws of the United States of America and the State of Maryland. For the purpose of giving the opinion set forth below, I have assumed the following with respect to each sale of Debt Securities, Preferred Stock, Depository Shares, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units: (i) that each sale will be pursuant to the terms and conditions as contemplated in the Registration Statement, which has become and remains effective under the Act; (ii) that all necessary Company actions, approvals, and authorizations will have been taken or obtained, and that such actions will be in conformity with applicable law;
(iii) that all necessary filings and approvals with any regulatory authority will have been made or obtained, including, without limitation, the fixing of terms with respect to any security, and that such actions will be in conformity with applicable law; (iv) any actions, approvals or authorizations required by any applicable indenture will have been taken or obtained; (v) that the required consideration will have been received by the Company and (vi) that all parties, other than the Company, will have taken or obtained any and all necessary actions, authorizations and approvals, that such parties will be in conformity with applicable law and that any document executed and delivered by such parties will be enforceable against such parties.

Upon the basis of such examination, it is my opinion that:

(i) The Preferred Stock and the Common Stock when authorized and sold as contemplated in the Registration Statement will be validly issued by the Company and will be duly authorized, fully paid and non-assessable; and

(ii) The Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units when authorized and sold as contemplated in the Registration Statement will be validly issued by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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I consent to the filing of this opinion as an exhibit to the Registration
Statement and to the references to me under the heading "Validity of Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                               Very truly yours,





                               /s/ John W. Scheflen
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